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                                                           EXHIBIT 99.8

                                 CYGNUS, INC.

                           STOCK OPTION AGREEMENT

          NOTICE OF STOCK OPTION GRANT

          OPTIONEE'S NAME:    Andre Marion

          OPTIONEE'S ADDRESS: AM Services, 556 Kingsley Avenue, Palo Alto, CA 94301

          You (the "Optionee") have been granted an option (the "Option") to purchase shares of common stock ("Shares") of Cygnus, Inc. (the "Company"), subject to the terms and conditions of this Stock Option Agreement ("Option Agreement"), as follows:

          GRANT NUMBER:
                            -------------------------------------------------

          DATE OF GRANT:           AUGUST 31, 1998
                            -------------------------------------------------

          VESTING COMMENCEMENT DATE:         AUGUST 31, 1998
                                           ----------------------------------

          EXERCISE PRICE PER SHARE:     $3.25
                                        -------------------------------------

          TOTAL NUMBER OF OPTION SHARES:     20,000 Shares

          TOTAL EXERCISE PRICE:    $65,000
                                   ------------------------------------------

          TYPE OF OPTION:     Nonstatutory Stock Option

          EXPIRATION DATE:         AUGUST 30, 2008
                               ----------------------------------------------

          VESTING SCHEDULE:

          This Option shall become exercisable for all the Option Shares upon the Optionee's completion of twelve (12) months of Service measured from the Vesting Commencement Date. Once this Option become exercisable, the Option may be exercised for any or all of the Option Shares at any time prior to the expiration or sooner termination of the option term.

          In no event shall this Option become exercisable for any Option Shares after Optionee's cessation of Service. For purposes of this Agreement, Optionee shall be deemed to continue in Service for so long as Optionee remains a member of the Corporation's Board of Directors or performs services for the Corporation as an independent consultant.

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          TERMINATION PERIOD:

          TERMINATION OF SERVICE. If the Optionee's Service terminates for any reason other than permanent disability or death, Optionee shall have a period of three (3) months measured from the date of such termination in which to exercise this Option for any or all of the Option Shares for which this Option is exercisable at the time of such termination of Service. Upon the expiration of such three (3)-month period, the Option shall terminate and cease to be outstanding for any exercisable Option Shares for which the Option has not previously been exercised. However, to the extent this Option is not exercisable for one or more Option Shares at the time of the Optionee's termination of Service, the Option shall terminate immediately and cease to be outstanding with respect to those Option Shares.

          DISABILITY OF OPTIONEE. In the event Optionee is unable to continue in Service as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), Optionee shall have a period of six (6) months measured from the date of termination, in which to exercise this Option for any or all of the Option Shares for which this Option is exercisable at the time of such termination of Service. Upon the expiration of such six (6)-month period, the Option shall terminate and cease to be outstanding for any exercisable Option Shares for which the Option has not previously been exercised. However, to the extent this Option is not exercisable for one or more Option Shares at the time of the Optionee's termination of Service, the Option shall terminate immediately and cease to be outstanding with respect to those Option Shares.

          DEATH OF OPTIONEE. Exercise of this Option upon Optionee's death will be governed by one of the following provisions:

          (i) In the event of the Optionee's death prior to his termination of Service, the Optionee's estate or the person who acquired the right to exercise the Option by bequest or inheritance shall have a period of six (6) months measured from the date of the Optionee's death in which to exercise this Option for any or all of the Option Shares for which this Option is exercisable at the time of Optionee's death plus any additional Option Shares for which the Option would have become exercisable had Optionee continued in Service for an additional six (6) months. Upon the expiration of such six-month period, the Option shall terminate and cease to be outstanding for any exercisable Option Shares for which the Option has not previously been exercised. However, to the extent this Option is not exercisable for one or more Option Shares at the time of the Optionee's death, after taking into account the number of additional Option Shares which may first become exercisable hereunder at the time of Optionee's death, the Option shall terminate immediately and cease to be outstanding with respect to those Option Shares.

          (ii) In the event of Optionee's death within thirty (30) days after termination of Service, Optionee's estate or the person who acquired the right to exercise the Option by bequest or inheritance shall have a period of six (6) months measured from the date of the Optionee's death in which to exercise this Option for any or all of the Option Shares for which this Option is exercisable at the time of Optionee's termination of Service. Upon the expiration of such six (6)-month period, the Option shall terminate and cease to be outstanding for any exercisable Option Shares for which the Option has not previously been exercised. However, to

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the extent this Option is not exercisable for one or more Option Shares at the time of the Optionee's termination of Service, the Option shall terminate immediately and cease to be outstanding with respect to those Option Shares.

          EXPIRATION DATE. Notwithstanding the foregoing, in no event may this Option be exercised later than the Expiration Date specified above.

          AGREEMENT

          GRANT OF OPTION. The Company hereby grants to the Optionee an option (the "Option") to purchase the Option Shares at the Exercise Price per Share set forth above subject to the terms and conditions of this Option Agreement.

          EXERCISE OF OPTION.

          RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set forth above and the applicable provisions of this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's Service, the exercisability of the Option is governed by the applicable provisions of this Option Agreement.
 The Option may not be exercised for a fraction of a share.

          METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, which shall state the election to exercise the Option, the number of Option Shares for which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Chief Financial Officer of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price per Share as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

          METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be made by cash or check, or in any other form which the Board of Directors may, in its discretion, approve at the time of exercise, including, among other methods, by delivery of a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the option price.

          NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

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          TERM OF OPTION.  This Option may only be exercised on or before the
Expiration Date set forth in Part I above, and may be exercised during such term only in accordance with the terms of this Option Agreement.

          TAX CONSEQUENCES. Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          EXERCISING THE OPTION.

          NONQUALIFIED STOCK OPTION ("NSO"). Because this Option is not an incentive stock option under the federal tax laws, the Optionee may incur regular federal income tax and California income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price paid for those shares. If the Optionee is an employee at the time of such exercise, then the Company will be required to withhold from his compensation or collect from the Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          DISPOSITION OF SHARES. If the Optionee holds NSO Shares for more than one year, any gain realized on the subsequent sale or other taxable disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

          Optionee and the Company hereby agree that this Option is granted under and governed by the terms and conditions of this Option Agreement. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement.

          Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Option Agreement.



OPTIONEE:                               CYGNUS, INC.



------------------------------------    -----------------------------------
(Signature)                             (Signature)

Andre Marion                            By:
------------------------------------       --------------------------------
(Print Name)                            (Print Name)
                                        (Print Title)


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